Exhibit 21

                              Subsidiaries of HQSM
                            (as of February 6, 2006)

                                                   Jurisdiction of Incorporation
Name of Subsidiary                                 or Organization
----------------------------------------           ---------------------------

HQ Sustainable Maritime Marketing Inc.             New York
Jade Profit Investment Limited                     British Virgin Islands
Sealink Wealth Limited                             British Virgin Islands
Jiahua Marine Bio-Products Company Limited         People's Republic of China
Hainan Quebec Ocean Fishing Co. Ltd.               People's Republic of China